Exhibit 10.17

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER.

XELR8 HOLDINGS, INC. 10% SENIOR SECURED CONVERTIBLE NOTE

$____________	Denver, Colorado Dated as of: __, 2010

In consideration of the receipt of $_________, the undersigned, XELR8 Holdings, Inc., a Nevada corporation (“Issuer”), hereby promises to pay, in accordance with the Subscription Agreement (the “Subscription Agreement”), dated as of ______, 2010, by and between Issuer and ____________ (“Purchaser”), on ______, 2015 (the “Maturity Date”), the principal amount of __________ ($_______) Dollars, unless this Note is earlier converted into Conversion Shares (as defined in Section 3.1 below) in accordance with Section 1.2 or Section 3, and interest shall accrue hereon from the date hereof and be payable as provided herein, unless earlier converted in accordance with Section 3 hereof.

This Note is the senior secured convertible promissory note referred to in the Subscription Agreement and is entitled to the benefits thereof, is secured as provided in the Security Agreement (as defined herein) and is subject to conversion as set forth in Section 3 hereof. This Note, and all representations, warranties, covenants and agreements contained in the Subscription Agreement, shall be binding upon Issuer and its successors and assigns.

This Note is one of a series of senior secured convertible promissory notes of like tenor and ranking (collectively, the “Senior Notes” or the “Notes”) made by the Issuer in favor of certain investors dated of even date herewith, and issued, from time to time, on and after the date hereof, all upon terms set forth in that certain Private Placement Information Memorandum, dated February 1, 2010, as same may be amended or supplemented from time to time (the “Memorandum”), which have been issued by the Issuer.

By its execution of the Subscription Agreement in the form attached to the Memorandum as Annex A, the Purchaser has authorized Hudson Asset Partners, LLC, a Delaware limited liability company, to act as collateral agent (the “Collateral Agent”) on behalf of the Purchaser and other purchasers of the Notes, and in such capacity to enter into a Security Agreement with the Issuer, as the same may be amended, modified, restated or supplemented from time to time (the “Security Agreement”), and to exercise for the benefit of the Purchaser all rights, powers and remedies provided to it, under or pursuant to the Security Agreement including, without limitation, those available upon a Default Event (as defined in Section 2 hereof), subject always to the terms, conditions, limitations and restrictions provided in the Security Agreement.

1. Terms of the Note.

1.1 Interest; Interest Rate; Payment.

(a) This Note shall bear interest at the rate of ten (10%) percent (the “Interest Rate”) per annum based on a 360-day year. Interest shall be payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on 15, 2010.

(b) Issuer may pay interest in either (i) cash or (ii) additional notes (“PIK Notes”) containing the same terms and conditions as this Note in the full amount of interest due (each being, a “PIK Interest”). The manner in which the Issuer shall pay interest during any given period shall be determined by consent of the holders of a majority of the aggregate principal amount of outstanding Notes as of the date of such consent (the “Requisite Holders”). By its execution of the Subscription Agreement, the Purchaser has authorized John Thomas Financial, Inc., a New York corporation, to act on behalf of the Purchaser, in connection with the exercise and enforcement of Purchaser’s rights under the Note, in accordance with the written consent of the Requisite Holders.

(c) All monetary payments to be made by Issuer hereunder shall be made in lawful money of the United States by check or wire transfer of immediately available funds.

(d) If all or a portion of the principal amount of this Note or any interest payable thereon shall not be repaid when due, whether on the Maturity Date, by acceleration or otherwise, such overdue amounts shall bear interest at a rate per annum that is three (3%) percent above the Interest Rate (i.e., 13%) from the date of such non-payment until such amount is paid in full (as well after as before judgment).

1.2 Issuer Redemption.

(a) General. The Issuer shall have the right, in accordance with the terms and subject to the conditions of this Section 1.2 and provided that Conditions to Issuer Redemption (as defined below) are satisfied, to redeem some or all of the outstanding principal amount hereunder (together with the acquired interest thereon) (the “Issuer Redemption”) for an amount (the “Purchaser’s Redemption Amount”) in cash equal to the product of (A) 100% and (B) the sum of (i) the principal amount being redeemed pursuant to this Section 1.2 and (ii) the accrued interest amount with respect to such principal as of the Issuer Redemption Date (defined below) (the “Issuer Redemption Price”); provided that the Conditions to the Issuer Redemption and the conditions of this Section 1.2(a) and Section 1.2(b) are satisfied (or waived in writing by the Purchaser). The Issuer may exercise its right to the Issuer Redemption by delivering to the Purchaser written notice (the “Issuer Redemption Notice”) at least five (5) business days prior to the date of consummation of such redemption (the “Issuer Redemption Date”). The date on which the Purchaser receives the Issuer Redemption Notice is referred to as the “Issuer Redemption Notice Date.” An Issuer Redemption Notice shall be irrevocable by the Issuer. If the Issuer elects an Issuer Redemption pursuant to this Section 1.2(a), then it must simultaneously take the same action with respect to all of the other outstanding Senior Notes. The Issuer Redemption Notice shall state the Issuer Redemption Date.

(b) Mechanics of Issuer Redemption. If the Issuer has exercised its right to the Issuer Redemption in accordance with Section 1.2(a) and the Conditions to Issuer Redemption are satisfied on the Issuer Redemption Date (or waived in writing by the Purchaser), then the Purchaser’s Redemption Amount shall be redeemed by the Issuer on the Issuer Redemption Date by the payment by the Issuer to the Purchaser on such Issuer Redemption Date, by wire transfer of immediately available funds, of an amount equal to the Issuer Redemption Price for the Purchaser’s Redemption Amount. Notwithstanding anything contained herein to the contrary, no notice delivered by the Issuer to any Purchaser regarding an Issuer Redemption shall contain any material non-public information.

(c) Conditions to Issuer Redemption. For purposes of this Section 1.2, “Conditions to Issuer Redemption” means (a) the Issuer has filed a registration statement pursuant to the terms of that certain Registration Rights Agreement by and among the Issuer and the holders of the Senior Notes and other parties named therein of even date herewith, which has been declared effective by the SEC for the sale of the Conversion Shares; and (b) the Volume Weighted Average Price (defined below) of the Issuer’s Common Stock, as defined in Section 3.1 below, exceeds $1.00 for thirty (30) consecutive Trading Days. A “Trading Day” shall mean any day on which the Common Stock is traded on its principal exchange; provided that a Trading Day shall not include any day on which the Issuer’s principal market is open for trading for less than 4.5 hours. “Volume Weighted Average Price” shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a trading market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; or (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

1.3 Payment Rights Upon Merger, Consolidation, Etc. If, at any time, prior to the Maturity Date, Issuer proposes to consolidate with, or merge into, another corporation or entity, or to effect any sale or conveyance to another corporation or other entity of all or substantially all of the assets of Issuer, or effect any other corporate reorganization, in which the stockholders of Issuer immediately prior to such consolidation, merger, reorganization or sale would own capital stock of the entity surviving such merger, consolidation, reorganization or sale representing less than fifty (50%) percent of the combined voting power of the outstanding securities of such successor or combined entity immediately after such consolidation, merger, reorganization or sale (a “Liquidation Event”), then Issuer shall provide Purchaser with at least ten (10) days’ prior written notice of any such proposed action, and Purchaser will, at its option, have the right to demand immediate payment of all amounts due and owing under this Note. Purchaser will give Issuer written notice of such demand within five (5) days after receiving notice of the Liquidation Event. All amounts (including all accrued and unpaid interest) due and owing under this Note shall be paid by Issuer to Purchaser within five (5) days from the date of such written notice by Purchaser via wire transfer(s) of immediately available funds, in accordance with written instructions provided to Issuer by Purchaser.

1.3 Other Assurances. Issuer shall not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Issuer, but shall at all times in good faith assist in the carrying out of all the provisions of this Note and in taking of all such actions as may be necessary or appropriate in order to protect the rights of Purchaser herein against impairment.

1.4 Security Interest. The amounts due under this Note and any subsequently issued PIK Notes are secured pursuant to the terms of the Security Agreement.

2. Events of Default. If any of the following events (each, a “Default Event”) shall occur and be continuing:

(i) Issuer shall fail to pay any amount payable under this Note, including but limited to installments of interest and/or principal, within three (3) business days after such payment becomes due (at the Maturity Date, an Interest Payment Date or other date) in accordance with the terms hereof;

(ii) Issuer shall fail to pay when due (following the expiration of applicable notice and cure periods), whether upon acceleration, prepayment obligation or otherwise, any indebtedness for money due, individually or in the aggregate, involving an amount in excess of $50,000;

(iii) Any representation, warranty, covenant or agreement made by Issuer or any Subsidiary thereof (as defined in the Subscription Agreement) in the Subscription Agreement, the Guaranties (as defined in the Security Agreement), the Security Agreement, Trademark Collateral Assignment and Security Agreements, the Placement Agent Agreement between Issuer and the Placement Agent or this Note was incorrect in any material respect on or as of the date made;

(iv) Issuer or any Subsidiary shall default, in any material respect, in the observance or performance of any other agreement contained in this Note or any other agreement or instrument contemplated by this Note or the Subscription Agreement, and such default shall continue unremedied for a period of fifteen (15) days after written notice to Issuer of such default;

(v) (a) Issuer (including any Subsidiary thereof) shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment or a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Issuer shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against Issuer (including any Subsidiary thereof) any case, proceeding or other action of a nature referred to in clause (a) above that (A) results in the entry of an order for relief of any such adjudication of appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (c) there shall be commenced against Issuer (including any Subsidiary thereof) any case, proceeding other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (d) Issuer (including any Subsidiary thereof) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (a), (b) or (c) above; or (e) Issuer (including any Subsidiary thereof) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, then, and in any such event, (x) if such event is a Default Event specified in subsection (v) above of this Section 2, automatically this Note (with all accrued and unpaid interest thereon) and all other amounts owing under this Note shall immediately become due and payable, and (y) if such event is any other Default Event, Purchaser may, by written notice to Issuer, declare this Note (with all accrued and unpaid interest thereon) and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 2, presentation, demand, protest and all other notices of any kind are hereby expressly waived by Issuer.

3. Conversion.

3.1 Optional Conversion. The Purchaser shall be entitled, at its option, to convert all or any part of the principal amount, plus accrued but unpaid interest, of the Note into shares (the “Conversion Shares”) of the Issuer’s common stock, $0.001 par value per share (the “Common Stock”), at $.15 per share (the “Conversion Price”). No fractional Conversion Shares shall be issued upon conversion. In lieu of any fractional securities underlying the Notes to which Purchaser would otherwise be entitled, Issuer shall, at its option, (i) pay cash in an amount equal to such fraction multiplied by the Conversion Price or (ii) round up as nearly as practicable to the nearest whole number the number of Conversion Shares to be issued. To convert this Note, the Purchaser hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Note, with appropriate insertions (the “Conversion Notice”), to the Issuer at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice. Any conversion of any portion of the Note to Conversion Shares shall be deemed to be a pre-payment of principal, without any penalty, and shall be credited against any future payments of principal in the order that such payments become due and payable.

3.2 Reservation of Common Stock. The Issuer shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of conversion of this Note, such number of shares of Common Stock as is equal to the sum of the number of shares of Common Stock into which the Note is convertible based upon the Conversion Price.

3.3. Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.3; provided, that notwithstanding the provisions of this Section 3.3, the Issuer shall not be required to make any adjustment if and to the extent that such adjustment would require the Issuer to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issue upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock. If the Issuer does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Issuer shall use its commercially best efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this Section 3.3.

(i) Subdivision or Combination of Stock. In case the Issuer shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Issuer shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. The Conversion Price shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3.3(a)(i).

(ii) Dividends in Stock, Property, Reclassification. If at any time, or from time to time, all of the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the conversion of this Note) shall have received or become entitled to receive, without payment therefore:

(A) any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B) additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.3(a)(i) above), then and in each such case, the Conversion Price shall be adjusted proportionately, and the Purchaser hereof shall, upon the conversion of this Note, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Purchaser would hold on the date of such conversion had such Purchaser been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Conversion Price shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3.3(a)(ii).

(iii) Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Issuer, or any consolidation or merger of the Issuer with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Issuer whereby the Purchaser hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Issuer immediately theretofore purchasable and receivable upon the conversion of the rights represented by this Note) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Note. In the event of any Organic Change, appropriate provision shall be made by the Issuer with respect to the rights and interests of the Purchaser of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of this Note) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Issuer will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Purchaser executed and mailed or delivered to the registered Purchaser hereof at the last address of such Purchaser appearing on the books of the Issuer, the obligation to deliver to such Purchaser such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Purchaser may be entitled to purchase. If there is an Organic Change, then the Issuer shall cause to be mailed to the Purchaser at its last address as it shall appear on the books and records of the Issuer, at least 10 calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Purchaser is entitled to convert this Note during the 10-day period commencing on the date of such notice to the effective date of the event triggering such notice. In any event, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Purchaser such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event Issuer shall at any time prior to the Maturity Date, while this Note remains outstanding, issue Additional Shares of Common Stock, as defined below, without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Issuer for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Section 3(a)(iv), all shares of Common Stock issuable upon conversion or exchange of convertible securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding convertible securities shall be determined without giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such convertible securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation. For purposes of this Note, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by Issuer after the issuance of this Note (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option or warrant, on an as-converted basis), other than: (i) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options or warrants outstanding on the date of issuance of this Note; (ii) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 3(a)(i) through 3(a)(iii) above; (iii) shares of Common Stock (or options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Issuer or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Issuer; and (iv) any securities issued or issuable by the Issuer pursuant to the transactions contemplated by the Memorandum. The provisions of this Section 3(a)(iv) shall not operate to increase the Conversion Price.

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3.3, the Issuer at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Purchaser of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Issuer shall promptly furnish or cause to be furnished to such Purchaser a like certificate setting forth such adjustments and readjustments and the Conversion Price.

(c) Certain Events. If any event occurs as to which the other provisions of this Section 3.3 are not strictly applicable but the lack of any adjustment would not fairly protect the conversion rights of the Purchaser under this Note in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the conversion rights of the Purchaser under this Note in accordance with the basic intent and principles of such provisions, then the Issuer's Board of Directors will, in good faith, make an appropriate adjustment to protect the rights of the Purchaser; provided, that no such adjustment pursuant to this Section 3.3 will increase the Conversion Price as otherwise determined pursuant to this Section 3.3.

4. Miscellaneous.

4.1 Interest Rate. Any interest payable hereunder that is in excess of the maximum interest rate permitted under applicable law shall be reduced to the maximum interest rate permitted under such applicable law.

4.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Issuer:

XELR8 Holdings, Inc.
480 South Holly Street
Denver, CO 80246
Facsimile: (303) 316-8577
Attn: Daniel W. Rumsey, Interim Chief Executive Officer

With a copy (which copy shall not constitute notice) to:

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Facsimile: (303) 893-1379
Attn: Michelle Shepston, Esq.

If to Purchaser at its address as furnished in the Subscription Agreement.

4.3 Further Indebtedness. No indebtedness of the Issuer is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Purchaser’s consent, the Issuer will not, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior or pari passu in any respect to the obligations of the Issuer under this Note.

4.5 Entire Agreement; Exercise of Rights. (a) This Note embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No amendment of any provision of this Note shall be effective unless it is in writing and signed by each of the parties; and no waiver of any provision of this Note, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of a party to exercise, and no delay in exercising, any right under this Note, or any agreement contemplated hereby, shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Note, or any agreement contemplated hereby, preclude any other or further exercise thereof or the exercise of any other right.

4.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

4.6 Transferability. This Note shall not be transferable in any manner without the express written consent of Issuer, which consent may not be unreasonably withheld.

IN WITNESS WHEREOF, the parties hereto have executed this Note on the date first above written.

XELR8 HOLDINGS, INC.

By:____________________________________
Name: Daniel W. Rumsey
Title: Interim Chief Executive Officer

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Note, as well as all accrued but unpaid interest on such converted principal amount as of the date hereof, into shares of common stock, par value $0.001 per share, of XELR8 Holdings, Inc. according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Signature:

Name:

Address:

Principal amount to be converted: $

Principal amount of Note unconverted: $

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:
Authorized Signature: Name:

Title:

Phone Number:

Broker DTC Participant Code:
Account Number: